EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 333-108317 and No. 333-138552) pertaining to the Molina Healthcare, Inc. 2000 Omnibus Stock and Incentive Plan, 2002 Equity Incentive Plan, and 2002 Employee Stock Purchase Plan, and to the Registration Statement (Form S-3, No. 333-123783) and related Prospectus of Molina Healthcare, Inc. for the registration of $300,000,000 of its securities, of our reports dated March 9, 2007, with respect to the consolidated financial statements of Molina Healthcare, Inc., Molina Healthcare Inc.’s management assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Molina Healthcare, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/S/    ERNST & YOUNG LLP

Los Angeles, California

March 9, 2007